UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 7, 2010

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code (800) 649-2877

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers.

On November 10, 2010 the Company issued the following news release:

Central Vermont Public Service
NEWS RELEASE
Contact: Steve Costello: (802) 747-5427 work (802)742-3062 pager
For Immediate Release: Nov. 10, 2010

CVPS Expands board, appoints Robert Johnston
Central Vermont Public Service (NYSE-CV) today announced an increase in the size of its board of directors from nine to 10 persons and concurrently announced the appointment of Robert B. Johnston to fill the open seat, effective Nov. 7, 2010.  Also effective Nov. 7, Johnston will join the board's Compensation Committee.  Consistent with board practice, Johnston's appointment will expire at the company's annual meeting on May 3, 2011, when it is expected that he will be added as a management nominee to the class of directors whose term will expire in 2012.

Johnston is an executive vice president and chief strategy officer of The InterTech Group of North Charleston, S.C., one of the largest private holding companies in the United States.  The InterTech Group is an affiliate of The Article 6 Marital Trust, Anita G. Zucker Trustee, which holds a 7.9 percent interest in CVPS.

"In his role at InterTech Group, Mr. Johnston oversees a large investment portfolio that includes a number of regulated utilities, and his experience will bring a unique perspective to the board," said Bob Young, president, chief executive officer and chairman of the CVPS board.  "We are pleased to bring his skills and experience to the table on behalf of our shareholders, customers, communities and employees."

Johnston has experience in business development, mergers and acquisitions, corporate governance, and financings.  He currently serves on the board of directors of Pacific Northern Gas, a regulated utility located on western Canada, and Span America Medical Systems Inc., a medical products manufacturer.  Johnston previously served as the president and chief executive officer of Hudson's Bay Company, Canada's largest diversified retailer.

Johnston holds a master of business administration degree from the John Molson School of Business, and a master of arts degree in public policy and public administration, and a bachelor of arts degree in political science from Concordia University.  Mr. Johnston maintains significant business and personal relations in Canada and has a solid understanding of political and economic issues in Quebec.

--- End of Press Release ---

CVPS's By-laws allow the board of directors to set the number of directors and appoint persons to fill board vacancies.  Johnston's appointment was made in accordance with an agreement between Mrs. Zucker, the trustee of the Article 6 Marital Trust, Johnston and the company.  Under the agreement, Zucker and Johnston agreed not to take certain actions that could affect control of the company.  A copy of the agreement is attached hereto as Exhibit 10.64 and incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors approved of an amendment to the Company's By-laws on November 9, 2010.  The amendment requires that a director retire as of the first Annual Meeting subsequent to the director's 72nd birthday.

The foregoing description of the By-law amendment does not purport to be complete and is qualified in its entirety by reference to the Amended By-laws, filed as Exhibit 99.2 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
10.64
Agreement between Central Vermont Public Service Corporation, The Article 6 Marital Trust, Anita G. Zucker Trustee, and Robert B. Johnston, dated November 7, 2010, regarding nomination/appointment of Mr. Johnston to the Central Vermont Board of Directors.

99.2	By-laws of Central Vermont Public Service Corporation, as amended November 9, 2010.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Dale A. Rocheleau Dale A. Rocheleau Senior Vice President, General Counsel and Corporate Secretary
November 10, 2010